GLOBALTEX INDUSTRIES INC.
Suite 501 - 535 Thurlow Street
Vancouver, BC  V6E 3L2
Canada

January 31, 2003

Thomas B. O'Brien
And
LOGG Investment Research Inc.
1340 4th Street
Blaine, WA
USA  98230

Dear Sirs,

Re: Corporate Finance Services Agreement Amendment

Whereas LOGG and the Corporation entered into a Corporate Finance Services Agreement ("Agreement") dated March 25, 2002 which the parties have agreed to amend by this letter agreement as follows:

FOR VALUABLE CONSIDERATION IT IS HEREBY AGREED AS FOLLOWS:

1. All defined terms shall be as in the Agreement.

2. The term Services in the Agreement shall be amended to include identifying a potential employee or employees ("Potential Employee") for the Corporation who has the appropriate technical expertise and experience to develop and operate the Willow Creek coal property, such that LOGG has been party to negotiations and discussions with the Potential Employee so that the Corporation is ssatisfied that LOGG has been instrumental in securing the Potential Employee's employment.

3. The compensation for performing the Services as described in Article 2 of this Amended Agreement shall be equal to twenty-five per cent (25%) of the first year base salary of a Potential Employee engaged by the Corporation. The compensation shall be payable in its entirety upon the signing of an employment contract with a Potential Employee for a minimum term of one year and may be payable in cash or in shares, subject to regulatory approval. In the event that there is a period of time for any reason prior to the commitment by the Corporation and the Potential Employee to an employment contract, then the fee will only be payable upon the commitment to an employment contract for a minimum term of one year.

4. The terms of the Amended Agreement and specific compensation are subject to receiving the appropriate regulatory approvals.

5. In all other respects, the terms of the Agreement remain unaltered and in full force and effect.

Sincerely,

Globaltex Industries Inc.



Per: ________"Mark Fields"______
President

Accepted and agreed as of the ___31_ day of _______January_, 2003.

LOGG Investment Research Inc.


Per: _______"Thomas B O'Brien"________


Accepted and agreed as of the ___31_ day of ______ January__, 2003.



________"Thomas B O'Brien"____
Thomas B. O'Brien
(to be executed under seal)